Harvest States Cooperatives
1667 North Snelling Avenue
St. Paul, MN 55108

         Re:      Registration Statement on Form S-1
                  SEC File No. 333-17865

Ladies and Gentlemen:

         We have acted as counsel to Harvest States Cooperatives, a Minnesota cooperative (the "Company"), in connection with a Registration Statement on Form S-1 (the "Registration Statement") relating to the sale by the Company of up to 26,800,000 Equity Participation Units in its Wheat Milling Defined Business Unit and 15,300,000 Equity Participation Units in its Oilseed Processing and Refining Defined Business Unit (collectively, the "Equity Participation Units").

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that the Equity Participation Units will be issued and sold as described in the Registration Statement.

         Based on the foregoing, we are of the opinion that the Equity Participation Units have been duly authorized by all requisite corporate action and, upon issuance and payment therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         Our opinions expressed above are limited to the laws of the State of Minnesota.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Validity of Units" in the Prospectus constituting part of the Registration Statement.

Dated: February 7, 1997
                                         Very truly yours,

                                         /s/Dorsey & Whitney LLP

WBP